Jackson National Life Insurance Company of New York®

SUPPLEMENTAL CONTRACT DATA PAGES

Please refer to the attached Crediting Method endorsements for further explanation of values shown on these Supplemental Contract Data Pages.

Contract Number: [1234567890]

Issue Date: [June 1, 2026]

Index Account Options. Subject to availability.

Index choices of:
[S&P 500®]
[Russell 2000®]
[Dow Jones Industrial Average®]
[MSCI Emerging Markets]
[MSCI EAFE]
[Nasdaq-100®]

Crediting Method and term choices of:

[

Term	Buffer Selection	Crediting Method
1-Year	10%, 20%, 30%	Cap with Buffer
3-Year	10%, 20%, 30%	Cap with Buffer
6-Year	10%, 20%, 30%	Cap with Buffer
1-Year*	10%	Guaranteed Cap with Buffer**
3-Year*	10%	Guaranteed Cap with Buffer**
1-Year	10%	Performance Boost with Buffer
3-Year	10%	Performance Boost with Buffer
6-Year	10%	Performance Boost with Buffer
1-Year	10%, 30%	Performance Trigger with Buffer

]

[*Guaranteed Cap with Buffer selection cannot be chosen within six Premium Years of the Latest Income Date, as defined in the Contract.
**Guaranteed Cap with Buffer can be selected for allocation of initial Premium or subsequent Premium. Transfers into a Guaranteed Cap with Buffer are not permitted.]

Please refer to Your transaction confirmation statements for the declared rates applicable to Your Premiums.

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7820NY-S 06/26 2 GUARANTEED MINIMUM INDEX ADJUSTMENT FACTORS The Index Adjustment Factors are determined and guaranteed for each Index Account Option Term. These guaranteed Minimum Index Adjustment Factors apply for the life of the Contract. [Cap with Buffer • Cap Rate (CR): The CR for the 10% Buffer will never be less than [5.00% for the 1-year,] [15.00% for the 3- year,] and [30.00% for the 6-year]. The CR for the 20% Buffer will never be less than [4.00% for the 1-year,] [12.00% for the 3- year,] and [24.00% for the 6-year]. The CR for the 30% Buffer will never be less than [3.00% for the 1-year,] [9.00% for the 3- year,] and [18.00% for the 6-year]. • Buffer: The Buffer will never be less than [10.00%] or greater than 30.00%. • Index Participation Rate (IPR): The IPR will never be less than [100%].] [Guaranteed Cap with Buffer • [Guaranteed Cap Rate (GCR): The GCR for the 10% Buffer will never be less than [5.00% for the 1-year] and [15.00% for the 3-year]. • Guaranteed Buffer (GB): The GB will never be less than [10.00%] or greater than 30.00%. • Guaranteed Index Participation Rate (GIPR): The GIPR will never be less than [100%].] [Guarantee Period: The Guarantee Period will be: 1. the first [6] Contract Years for allocation of initial Premium; and 2. the first [6] Premium Years for allocation of each subsequent Premium.] [Performance Boost with Buffer • Performance Boost Cap Rate (PBCR): The PBCR for the 10% Buffer will never be less than [5.00% for the 1-year,] [15.00% for the 3-year,] and [30.00% for the 6-year]. • Performance Boost Rate (PBR): The PBR will never be less than [10.00%]. • Buffer: The Buffer will never be less than [10.00%] or greater than 30.00%.]

7820NY-S 06/26 3 [Performance Trigger with Buffer • Performance Trigger Rate (PTR): The PTR for the 10% Buffer will never be less than [5.00%]. The PTR for the 30% Buffer will never be less than [3.00%]. • Buffer: The Buffer will never be less than [10.00%] or greater than 30.00%.] Discontinuation of or Substantial Change to an Index. During an Index Account Option Term, if an Index is discontinued or if the calculation is changed substantially, the Company may substitute a comparable Index. The Company will obtain approval from the New York State Department of Financial Services and will notify You and any assignee before using a substitute Index.

Current Index Account Options:

These are the Index Account Options You elected, applicable to Your Contract. Please refer to Your transaction confirmation statement sent on Your Issue Date for the declared rates applicable to Your Premiums.

Term	Index	Crediting Method	Buffer	Current CR, GCR, PBCR, or PTR	IPR / GIPR
1-year	S&P 500	Cap with Buffer	10%	5.00%	100%
1-year	S&P 500	Cap with Buffer	20%	4.00%	100%
1-year	S&P 500	Cap with Buffer	30%	3.00%	100%
1-year	S&P 500	Guaranteed Cap with Buffer	10%	5.00%	100%
1-year	S&P 500	Performance Trigger with Buffer	10%	5.00%	N/A
1-year	S&P 500	Performance Trigger with Buffer	30%	3.00%	N/A
1-year	S&P 500	Performance Boost with Buffer	10%	5.00%	N/A
3-year	S&P 500	Cap with Buffer	10%	15.00%	100%
3-year	S&P 500	Cap with Buffer	20%	12.00%	100%
3-year	S&P 500	Cap with Buffer	30%	9.00%	100%
3-year	S&P 500	Guaranteed Cap with Buffer	10%	15.00%	100%
3-year	S&P 500	Performance Boost with Buffer	10%	15.00%	N/A
6-year	S&P 500	Cap with Buffer	10%	30.00%	100%
6-year	S&P 500	Cap with Buffer	20%	24.00%	100%
6-year	S&P 500	Cap with Buffer	30%	18.00%	100%
6-year	S&P 500	Performance Boost with Buffer	10%	30.00%	N/A
1-year	MSCI EAFE	Cap with Buffer	10%	5.00%	100%
1-year	MSCI EAFE	Cap with Buffer	20%	4.00%	100%
1-year	MSCI EAFE	Cap with Buffer	30%	3.00%	100%
1-year	MSCI EAFE	Guaranteed Cap with Buffer	10%	5.00%	100%
1-year	MSCI EAFE	Performance Trigger with Buffer	10%	5.00%	N/A
1-year	MSCI EAFE	Performance Trigger with Buffer	30%	3.00%	N/A
1-year	MSCI EAFE	Performance Boost with Buffer	10%	5.00%	N/A
3-year	MSCI EAFE	Cap with Buffer	10%	15.00%	100%
3-year	MSCI EAFE	Cap with Buffer	20%	12.00%	100%
3-year	MSCI EAFE	Cap with Buffer	30%	9.00%	100%
3-year	MSCI EAFE	Guaranteed Cap with Buffer	10%	15.00%	100%
3-year	MSCI EAFE	Performance Boost with Buffer	10%	15.00%	N/A
6-year	MSCI EAFE	Cap with Buffer	10%	30.00%	100%
6-year	MSCI EAFE	Cap with Buffer	20%	24.00%	100%
6-year	MSCI EAFE	Cap with Buffer	30%	18.00%	100%
6-year	MSCI EAFE	Performance Boost with Buffer	10%	30.00%	N/A
1-year	Russell 2000	Cap with Buffer	10%	5.00%	100%
1-year	Russell 2000	Cap with Buffer	20%	4.00%	100%
1-year	Russell 2000	Cap with Buffer	30%	3.00%	100%
1-year	Russell 2000	Guaranteed Cap with Buffer	10%	5.00%	100%
1-year	Russell 2000	Performance Trigger with Buffer	10%	5.00%	N/A
1-year	Russell 2000	Performance Trigger with Buffer	30%	3.00%	N/A
1-year	Russell 2000	Performance Boost with Buffer	10%	5.00%	N/A
3-year	Russell 2000	Cap with Buffer	10%	15.00%	100%
3-year	Russell 2000	Cap with Buffer	20%	12.00%	100%
3-year	Russell 2000	Cap with Buffer	30%	9.00%	100%
3-year	Russell 2000	Guaranteed Cap with Buffer	10%	15.00%	100%
3-year	Russell 2000	Performance Boost with Buffer	10%	15.00%	N/A
6-year	Russell 2000	Cap with Buffer	10%	30.00%	100%
6-year	Russell 2000	Cap with Buffer	20%	24.00%	100%
6-year	Russell 2000	Cap with Buffer	30%	18.00%	100%
6-year	Russell 2000	Performance Boost with Buffer	10%	30.00%	N/A

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Term	Index	Crediting Method	Buffer	Current CR, GCR, PBCR, or PTR	IPR / GIPR
1-year	MSCI Emerging Markets	Cap with Buffer	10%	5.00%	100%
1-year	MSCI Emerging Markets	Cap with Buffer	20%	4.00%	100%
1-year	MSCI Emerging Markets	Cap with Buffer	30%	3.00%	100%
1-year	MSCI Emerging Markets	Guaranteed Cap with Buffer	10%	5.00%	100%
1-year	MSCI Emerging Markets	Performance Trigger with Buffer	10%	5.00%	N/A
1-year	MSCI Emerging Markets	Performance Trigger with Buffer	30%	3.00%	N/A
1-year	MSCI Emerging Markets	Performance Boost with Buffer	10%	5.00%	N/A
3-year	MSCI Emerging Markets	Cap with Buffer	10%	15.00%	100%
3-year	MSCI Emerging Markets	Cap with Buffer	20%	12.00%	100%
3-year	MSCI Emerging Markets	Cap with Buffer	30%	9.00%	100%
3-year	MSCI Emerging Markets	Guaranteed Cap with Buffer	10%	15.00%	100%
3-year	MSCI Emerging Markets	Performance Boost with Buffer	10%	15.00%	N/A
6-year	MSCI Emerging Markets	Cap with Buffer	10%	30.00%	100%
6-year	MSCI Emerging Markets	Cap with Buffer	20%	24.00%	100%
6-year	MSCI Emerging Markets	Cap with Buffer	30%	18.00%	100%
6-year	MSCI Emerging Markets	Performance Boost with Buffer	10%	30.00%	N/A
1-year	Nasdaq-100	Cap with Buffer	10%	5.00%	100%
1-year	Nasdaq-100	Cap with Buffer	20%	4.00%	100%
1-year	Nasdaq-100	Cap with Buffer	30%	3.00%	100%
1-year	Nasdaq-100	Guaranteed Cap with Buffer	10%	5.00%	100%
1-year	Nasdaq-100	Performance Trigger with Buffer	10%	5.00%	N/A
1-year	Nasdaq-100	Performance Trigger with Buffer	30%	3.00%	N/A
1-year	Nasdaq-100	Performance Boost with Buffer	10%	5.00%	N/A
3-year	Nasdaq-100	Cap with Buffer	10%	15.00%	100%
3-year	Nasdaq-100	Cap with Buffer	20%	12.00%	100%
3-year	Nasdaq-100	Cap with Buffer	30%	9.00%	100%
3-year	Nasdaq-100	Guaranteed Cap with Buffer	10%	15.00%	100%
3-year	Nasdaq-100	Performance Boost with Buffer	10%	15.00%	N/A
6-year	Nasdaq-100	Cap with Buffer	10%	30.00%	100%
6-year	Nasdaq-100	Cap with Buffer	20%	24.00%	100%
6-year	Nasdaq-100	Cap with Buffer	30%	18.00%	100%
6-year	Nasdaq-100	Performance Boost with Buffer	10%	30.00%	N/A
1-year	Dow Jones Industrial	Cap with Buffer	10%	5.00%	100%
1-year	Dow Jones Industrial	Cap with Buffer	20%	4.00%	100%
1-year	Dow Jones Industrial	Cap with Buffer	30%	3.00%	100%
1-year	Dow Jones Industrial	Guaranteed Cap with Buffer	10%	5.00%	100%
1-year	Dow Jones Industrial	Performance Trigger with Buffer	10%	5.00%	N/A
1-year	Dow Jones Industrial	Performance Trigger with Buffer	30%	3.00%	N/A
1-year	Dow Jones Industrial	Performance Boost with Buffer	10%	5.00%	N/A
3-year	Dow Jones Industrial	Cap with Buffer	10%	15.00%	100%
3-year	Dow Jones Industrial	Cap with Buffer	20%	12.00%	100%
3-year	Dow Jones Industrial	Cap with Buffer	30%	9.00%	100%
3-year	Dow Jones Industrial	Guaranteed Cap with Buffer	10%	15.00%	100%
3-year	Dow Jones Industrial	Performance Boost with Buffer	10%	15.00%	N/A
6-year	Dow Jones Industrial	Cap with Buffer	10%	30.00%	100%
6-year	Dow Jones Industrial	Cap with Buffer	20%	24.00%	100%
6-year	Dow Jones Industrial	Cap with Buffer	30%	18.00%	100%
6-year	Dow Jones Industrial	Performance Boost with Buffer	10%	30.00%	N/A

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